                                                                      EXHIBIT 12


                  BUILDING MATERIALS CORPORATION OF AMERICA
                      RATIO OF EARNINGS TO FIXED CHARGES
                                 (Unaudited)
                        (Thousands, except ratio data)

                                                                                                                     Pro
                                                                     Year Ended December 31,                        Forma
                                            -------------------------------------------------------------------      Year
                                                1994         1995          1996           1997         1998          1998
                                            -----------   -----------   -----------   -----------   -----------   -----------
INCOME BEFORE INCOME TAXES                  $    27,819   $    16,549   $    27,864   $    42,771   $    12,180   $    16,254
ADD:
  INTEREST EXPENSE                               13,149        24,822        32,044        42,784        49,674        47,694
  INTEREST COMPONENT OF RENTAL EXPENSE            2,366         2,329         2,769         3,058         3,655         3,655
                                            -----------   -----------   -----------   -----------   -----------   -----------
EARNINGS AVAILABLE FOR FIXED CHARGES        $    43,334   $    43,700   $    62,677   $    88,613   $    65,509   $    67,603
                                            ===========   ===========   ===========   ===========   ===========   ===========
FIXED CHARGES:
--------------

INTEREST EXPENSE                            $    13,149   $    24,822   $    32,044   $    42,784   $    49,674   $    47,694
ADD:
  CAPITALIZED INTEREST                              413           499           381           581         1,958         1,958
  INTEREST COMPONENT OF RENTAL EXPENSE            2,366         2,329         2,769         3,058         3,655         3,655
                                            -----------   -----------   -----------   -----------   -----------   -----------
TOTAL FIXED CHARGES                         $    15,928   $    27,650   $    35,194   $    46,423   $    55,287   $    53,307
                                            ===========   ===========   ===========   ===========   ===========   ===========
RATIO OF EARNINGS TO FIXED CHARGES                 2.72          1.58          1.78          1.91          1.18          1.27
                                            ===========   ===========   ===========   ===========   ===========   ===========